As Filed With the Securities and Exchange Commission on March 28, 2011

Registration No. 333-164806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATIO BAHIA, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

2511
(Primary Standard Industrial Classification Code Number)

161630359
(I.R.S. Employer Identification Number)

400 S. Pointe Drive, Suite 1704
Miami Beach, Florida  33139
(754) 234-9455
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jeannot McCarthy
400 S. Pointe Drive, Suite1704
Miami Beach, Florida 33139
(754) 234-9455
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Roxanne K. Beilly, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Blvd., N.W., Suite 210
Boca Raton, Florida 33431
Telephone: (561) 362-9595
Facsimile: (561) 362-9612

As soon as possible following the effective date of the registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

Patio Bahia, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Patio Bahia, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form S-1, Registration No. 333-164806 (the “Registration Statement”), for the registration of the resale of 285,000 shares of our common stock, by certain selling stockholders. A portion of the common stock was sold pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement (“Post-Effective Amendment No. 1”) is being filed to terminate the Registration Statement and deregister the shares of the common stock that were registered under the Registration Statement which remain unsold under the Registration Statement as of the date hereof. No shares of common stock shall remain available for sale pursuant to this Registration Statement, effective as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami beach, Florida, on March 28, 2011.

PATIO BAHIA, INC.

By:	/s/ Jeannot McCarthy
Jeannot McCarthy
President (Principal Executive and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jeannot McCarthy	Chief Executive Officer, President	March 28, 2011
Jeannot McCarthy	(Principal Executive Officer and Principal Accounting and Principal Financial Officer) and Director

/s/ Zlatuse Jerabkova	Vice President, Secretary and Director	March 28, 2011
Zlatuse Jerabkova